Exhibit 4.22.1

Additional Agreement No. 1

To contract between OAO Rostelecom and OJSC VolgaTelecom

No.1096-05(748-05-23)  dated December 27, 2005

Moscow	Dated July 4, 2007

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and VolgaTelecom, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by OJSC VolgaTelecom General Director Sergey Valeryevich Omelchenko, authorized to act by the Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) on the incorporation of the below-listed amendments to Contract No. 1096-05 (748-05-23) entered into by the Parties on December 27, 2005 (hereinafter, “the Contract”), as follows:

1.          Clause 1.4 of the Contract shall be amended as follows:

“1.4 Accrued income” means payments to the Operator by the Users for the Telecommunication Services rendered in the corresponding month.

2.          Clause 1.6 of the Contract shall be amended as follows:

“1.6 “Users” means persons, including subscribers, ordering and/or using the Services through the Operator, or through a telecommunications operator whose telecommunication network is connected to the Operator’s network at the local or zonal level and which is not an Affiliated Operator, provided that settlements with such persons for the Telecommunication services provided by Rostelecom are effected by the Operator in accordance with the terms and conditions of this Agreement.

3.         Clause 1.7 of the Contract shall be amended as follows:

“1.7 “Revenue earned” means  the income actually received by the Operator from the Users in the Billing period on account of payment for the Telecommunication Services.

3.          Clause 1.8. of the Contract shall be amended as follows:

“1.8 “Billing period” means a calendar month following the Reporting period”.

4.          Article 1 of the Contract shall be supplemented with a new Clause 1.13 as follows:

“1.13. “Reporting period” means a calendar month during which Telecommunication Services were rendered to the Users”.

5.          The Contract shall be supplemented with Clause 3.3.13:

“Provide Rostelecom with information on telecommunication operators whose telecommunication networks are connected to the Operator’s network on the local or zonal level and that are not Associated Operators with whom the Operator performs settlements for telecommunication services rendered by Rostelecom”.

6.          – Appendix 3 of the Contract shall be amended as follows:

Appendix No. 3

to Contract No. 1096-05 (748-05-23)

dated December 27, 2005

Form of the Operator’s Report

on the accrued income paid for the Services rendered to the Users

Under Contract No.                   dt.

Form 1.1

The report on the volumes and accrued income for the international Telecommunication Services rendered to individuals (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.2

The report on the volumes and accrued income for the international Telecommunication Services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.3

The report on the volumes and accrued income for the international Telecommunication Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.4

The report on the volumes and accrued income for the long-distance Telecommunication Services  rendered to individuals (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.5

The report on the volumes and accrued income for the long-distance telecommunications services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.6

The report on the volumes and accrued income for the long-distance Telecommunication Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Note to completion of Forms  1.1.-1.6:

1.     Rostelecom offers the Operator the blank of the Forms 1.1-1.6 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 1.1.-1.6:

(c)        OAO Rostelecom, Main Computer Center

Name of the company (organization department) Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication (1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation (press the Select button,OK)		Code by OKFS
Select:
Code of the Form by OKUD (7 digits)		Code of the constituent entity of the Russian Federation OK
Type of report (from the list)	01
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)
Accountable month (from the list)
Performer:
Contact telephone:
Date of report composition:

Title-page filling check (TITUL)

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.     The reports on the volumes and accrued income for the services rendered are drawn up for each
ABC zone of the Operator in separate forms 1.1 – 1.6.  At that, each of the forms includes the consolidations for the incoming directions of the connection (data aggregation is performed for each incoming direction, tariff and tariff category).

3.     The Operator presents to Rostelecom the consolidated data for all ABC zones.

4.     The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF CCCCCCC UU.xls,

where

1.          XXXX- four-digit sign-digit operator number assigned by Rostelecom

2.          ZZZZZZ – reporting period in the form YYYYMM

3.          FFF – conventional number of the form of the Operator’s report. For the reports 1.1.-1.6. acquires the value: 316 (Appendix 3 of the Forms 1.1 – 1.6 in one file)

4.          CCCCCCC – code of the outgoing ABC (up to seven digits);

5.          UU – ordinal number of the report. The ordinal number of the document sent by the telecommunications Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

5.     In the column “Direction” of the Forms 1.1.-1.6 (below the “Total” line) the names of the directions are indicated (names of foreign countries or long-distance zones) with the division in accordance with the tariffs of Rostelecom into international and long-distance telecommunications, and in the column “Direction code” their codes are indicated (long-distance and international codes are indicated without additional prefixes).

6.     In the columns “Tariff category” of the Forms 1.1-1.6 the conventional code of the entry affiliation to the tariff category is indicated. The list of the codes is drawn up by Rostelecom depending on the tariffs applied.

7.     In the reports on individuals (1.1, 1.4) the tariffs and totals must include the amounts of VAT. In the reports on self-sustained and budgetary organizations (1.2, 1.3, 1.5, 1.6.) the tariffs and totals must not include the amounts of VAT.

Form 1.7

The consolidated report of the Operator on the volumes and accrued income for the international and long-distance telecommunications rendered to all categories of users

		In roubles.
Direction	In minutes	Without VAT	VAT	Total
1	2	3	4	5
International telecommunications, total
Individuals
Self-sustained organizations
Budgetary organizations
Long-distance telecommunications, total
Individuals
Self-sustained organizations
Budgetary organizations
total

Note to completion of Form 1.7:

1.     Rostelecom offers the Operator the blank of Form 1.7 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for Form 1.7.:

(c)        OAO Rostelecom, Main Computer Center

Name of the company (organization department) Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication (1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation		Code by OKFS
(press the Select button,OK)		Select:
Code of the Form by OKUD (7 digits)		Code of the constituent entity of the Russian
Type of report (from the list)	01	Federation OK
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)
Accountable month (from the list)

Performer:
Contact telephone:
Date of report composition:

Title-page filling check (TITUL)

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.     In Form 1.7. the Operator presents the consolidated data on the volume and accrued income for the services rendered during the reporting period in all ABC zones of the Operator.

3.     The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF UU.xls,

where

6.     XXXX- four-digit sign-digit operator number assigned by Rostelecom

7.     ZZZZZZ – reporting period in the form YYYYMM

8.     FFF – conventional number of the form of the Operator’s report. For the reports of Form 1.7. acquires the value: 317 (Appendix 3 of the Form 1.7. in one file)

9.     UU – ordinal number of the report. The ordinal number of the document sent by the telecommunications Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Form 2. The Operator’s report on the payments for the long-distance and international telecommunications of OAO Rostelecom in

2.1.  Service rendering, service payments, service arrears variation in                           , roubles, kopecks

Period of services		Service arrears by the beginning of the reporting month			Services rendered during the reporting month						Service payments for the reporting month
		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%	Long-distance telecommunications			International telecommunications
					Services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%	Services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%	For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%
month	year	Total sum	Including VAT		Total sum	Including VAT		Total sum	Including VAT		Total sum	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Prepayment accounted for service payments in the reporting month			Service arrears adjustment			Debt write-off connected with inventory			Service arrears by the end of the reporting month
For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%	For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%	For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%	For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%
Total sum	Including VAT		Total sum	Including VAT		Total sum	Including VAT		Total sum	Including VAT
15	16	17	18	19	20	21	22	23	24	25	26

2.2 Service prepayment flow in                   month, roubles, kopecks

Prepayment period		Prepayment arrears by the beginning of the reporting month				Prepayment received in the reporting month				Prepayment accounted for service payments in the reporting month
		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%		Services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%
Month	Year	total	Including VAT	total	Including VAT	total	Including VAT	total	Including VAT	Total sum	Including VAT	Total sum	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Correction of prepayment arrears received in connection with inventory				Write-off of prepayment arrears received in connection with inventory				Prepayment arrears by the end of the reporting month
For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%
total	Including VAT	Total sum	Including VAT	total	Including VAT	Total sum	Including VAT	total	Including VAT	Total sum	Including VAT
15	16	17	18	19	20	21	22	23	24	25	26

Note to completion of Forms  2.1.-2.2:

1.      Rostelecom offers the Operator the blank of the Forms 2.1-2.2 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 2.1.-2.2:

(c)        OAO Rostelecom, Main Computer Center

Name of the company (organization department)
Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication (1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation		Code by OKFS
(press the Select button,OK)		Select:
Code of the Form by OKUD (7 digits)		Code of the constituent entity of the Russian Federation OK
Type of report (from the list)
Code of the Form (2 digits)	01
Code of the subsystem (3 digits)
Financial year (4 digits)
Accountable month (from the list)

Performer:
Contact telephone:
Date of report composition:

Title-page filling check (TITUL)

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.      Forms 2.1 — 2.2 include consolidated data on the accrued and received income, the state of indebtedness and correction for all subsidiaries and ABC zones of the Operator.

3.      The reports are filled out in the context of the periods of service rendering: one line of the report corresponds to one service period, the information is provided  about service payment arrears, service rendering etc. during the current reporting period.

4.      The columns “Correction of arrears...” and “Write-off of arrears...” are filled periodically and on the basis of the documents indicated in Appendix 9 hereto.

5.      The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF UU.xls,

where

•      XXXX- four-digit sign-digit operator number assigned by Rostelecom

•      ZZZZZZ –reporting period in the form YYYYMM

•      FFF –conventional number of the form of the Operator’s report. Can acquire the values: 321 (Appendix 3, Form 2.1), 322 (Appendix 3, Form 2.2)

•      UU –ordinal number of the report. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

OAO Rostelecom	OJSC VolgaTelecom
General Director	General Director
OAO Rostelecom	OJSC VolgaTelecom

D.Ye. Yerokhin 200 Seal here	S.V. Omelchenko 200 Seal here

»

7.          – Appendix 4 of the Agreement shall be amended as follows:

Appendix No. 4

to Contract No. 1096-05  (748-05-23)

dated December 27, 2005

Peculiarities of the Interaction of Rostelecom and the Operator
for the Provision of the Observance of the VAT Law

1.  Drawing up of invoices and submittal of documentation on VAT

The Operator draws up invoices in the form approved by the Governmental Regulation of the Russian Federation No.914 of 02.12.2000, only for the services of Rostelecom rendered to legal entities and individual entrepreneurs without the establishment of a legal entity, as well as for the prepayment services of Rostelecom rendered to the mentioned categories of Users.

The lines of the invoices are filled as follows:

Number of invoice line	Order of filling out (what is indicated)
1	2
1

Invoice number. The number has the structure XXXXXXXX.AAAAAAAA-PTK (21 characters), where XXXXXXXX – a unique number – the company code assigned to the Operator (legal entity) by Rostelecom. AAAAAAAA – invoice ordinal number. The uniqueness of the number is secured by the Operator. The unique number must be maintained at least within the framework of one reporting period.

2	Company name (OAO Rostelecom)
2a	Legal address of the company (127091), Moscow, Delegatskaya st. 5
26	TIN 7707049388 / KPP of the direction of the company subsidiary, with which the agreement is concluded
3	Dash
4	Dash
5

By invoicing (in a single copy) by the receipt of prepayment or by the rendering of the services at the expense of the earlier received prepayments – details of the payment-accounting document (payment order), otherwise – dash

6	Name of the client (parent organization)
6a	Legal address of the client (parent organization)
6b	TIN of the client / KPP of the organization department of the client organization

Column 1 of the invoice must contain the phrase “Long-distance telecommunications”, “International telecommunications” or “Long-distance and international telecommunications” the number and date of the agreement concluded between Rostelecom and the Users-legal entities, (if the like agreement was concluded by drawing up a single document) or the phrase Public offer of the OAO Rostelecom dt.                    (if the like agreement was concluded in any other way).  The invoices for the services of Rostelecom rendered to the population, as well as for the prepayment for the services of Rostelecom received from the population are not drawn.  For the registration in the account-book the Operator draws up (in a paper form) consolidated invoices: a) for the total cost of the Services of Rostelecom, rendered to the population during the reporting period; b) for the aggregate prepayments received from the individual user within the period under review on account of the rendering of the services by  Rostelecom.  In line 6 of such invoices the client name “Population” is indicated, and lines 6 a and 6 b are not filled.  For the registration in the purchase book the Operator draws up a similar invoice for the sum of the prepayment received for the services of Rostelecom from the population, on account of which the services of Rostelecom were rendered in the reporting period. To facilitate the signing of invoices for the Users for the services rendered by Rostelecom on behalf of Rostelecom, Rostelecom issues a power of attorney for the right of signing of invoices on behalf of Rostelecom to the Operator’s employees in accordance with the lists provided by the latter.

The Operator draws up reports in respect of the services of Rostelecom, the reports for the formation of sales and purchase logs by Rostelecom.  The reports for the formation of sales and purchase logs are drawn up in accordance with the Regulations of keeping log books of the received and composed invoices, sales and purchase logs by the adjustment of VAT, approved by the Governmental Regulation of the Russian Federation PФ No.914 of 02.12.2000, taking into consideration the specified details.

The Report for the formation of the sales log is drawn up in accordance with Form 1.

In the Report for the formation of the sales log the Operator registers the invoices for the services of  Rostelecom, rendered to the Users during the reporting period, as well as the invoices for the prepayment received from the Users during the reporting period on account of the rendering of the services of Rostelecom.  Besides, the Operator registers in the Report for the formation of the sales log the consolidated invoice for the cost of the services of Rostelecom, rendered to the population during the reporting period  and the sum of the prepayment received from the Users during the reporting period on account of the rendering of the services of Rostelecom (see above). By the registration of such invoices in column 2 the client name “Population” is indicated, and columns 3, 3a, 3b of the Report are not filled.  As regards the cost of the services of Rostelecom and the sum of the prepayment on account of the rendering of the services of Rostelecom, that were included into the consolidated invoices registered in the Report for the formation of the sales log, the Operator draws up a Register according to Form 2 (at that, the sums included into the Register are assigned the numeration of the corresponding invoices).

The Report for the formation of the purchase log is drawn up in accordance with Form 3.

In the Report for the formation of the purchase log the Operator registers the invoices for the prepayment for the services of Rostelecom, on account of which the services of Rostelecom were rendered during the reporting period.  Besides, the Operator registers in the Report for the formation of the purchase log the consolidated invoice for the prepayment for the services of Rostelecom received from the population, on account of which the services of Rostelecom were rendered during the reporting period (see above).  By the registration of such invoices in column 5 of the Report the seller name “Population” is indicated, and columns 3-4, 5a, 5b, 6 of the Report are not filled.  As regards the prepayments included into the consolidated invoice registered in the Report for the formation of the purchase log, the Operator draws up a Register according to Form 4.

Every month, the Operator must present to Rostelecom the following documents:

•      The Report for the formation of the sales log for the month under review (according to Form 1).  The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form  (in the format DBF DBASE IV);

•      The Report for the formation of the purchase log for the reporting month (according to Form 3).  The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form  (in the format DBF DBASE IV);

•      The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices registered in the Reports for the formation of the sales and purchase logs in the reporting month (according to Forms 2 and 4).  The Registers are presented in the electronic form (in the format DBF DBASE IV).

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The Reports for the formation of the sales and purchase logs are presented no later than the 18th day of the month following the reporting month.  The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices are presented no later than the 20th day of the third month following the reporting month.

2.             The order of the application to the rendering of the services of the 0% VAT rate and the presentation of the documentation proving the validity of the application of the 0% VAT rate

In accordance with paragraph 7 entry 1 of article 164 of the Tax Code of the Russian Federation the 0% VAT rate is applied by the rendering of the services of Rostelecom for the official use by the international diplomatic and equated to them representatives or for personal use by the diplomatic or administrative and technical personnel of these representative offices, including the resident family members, provided the law of the corresponding foreign country establishes the similar order in relation to the diplomatic and equated to them representative offices of the Russian Federation and their employees or if the similar form is indicated in the international agreement of the Russian Federation.

At the time of the conclusion of the present agreement the list of the countries in relation to the  diplomatic representative offices and employees of which the 0% VAT rate is applied, is established by the Letter of Ministry of Taxation and Charges  of the Russian Federation No.PД-6-23/382 of 01.04.2003 (with amendments).  If after the conclusion of the present Agreement the Letter of MTC of the Russian Federation No.PД-6-23/382 of 01.04.2003 is cancelled, in order to determine the list of the countries in relation to the diplomatic representatives and employees of which the 0% VAT rate should be applied, other duly approved and valid documents establishing the indicated list should be used.  The possibility of the application of the 0% VAT rate to the foreign diplomatic representative office is determined in accordance with the list valid at the day of the rendering of the services of Rostelecom.

The 0% VAT rate is applied only in relation to the services rendered to the diplomatic and equated to them representatives by the subscriber numbers indicated in the agreement on the rendering of the long-distance and international telecommunications between Rostelecom (concluded by the Operator on behalf of Rostelecom) and the diplomatic representative office.

The 0% VAT rate is applied exceptionally on the condition of the presentation by the diplomatic and equated to them representative office to the Operator of an official letter of the representative (signed by the head of representative office or the substitute, sealed by the stamp of the representative office in question), confirming that the services of Rostelecom are intended for the official use by the representative offices or their employees.

The letter must contain the following phrase: “This is to confirm that the long-distance and international telecommunications rendered by OAO Rostelecom (Delegatskaya st. 5, 127091, Moscow) according to the public agreement No.             dt.                                    by the list of subscriber numbers given below are intended for the official use by the representative office”.  The letter must contain the list of the subscriber numbers by which the services of Rostelecom are rendered, in relation to which the 0% VAT rate is applied, in the format:   (code ABC, DEF) (subscriber number).

The Operator is obliged to provide the storing of the original of the indicated letters during the period of three years starting from the date of the end of the year in which the services of Rostelecom were rendered, and the presentation of these originals to Rostelecom in case of necessity.

In the case of the application of the 0% VAT rate the Operator must draw up the invoice for the diplomatic and equated to them representative office, indicating the fact of the rendering of the services of Rostelecom with the application of the 0%, VAT rate, with the mark “for diplomatic use”.

By non-performance of the application of the aforementioned conditions the Operator should apply to the rendering of the services of Rostelecom to the diplomatic and equated to them representative office of the 18% VAT rate.

In accordance with the Regulations of the application of the zero VAT rate by the selling of goods (works, services) for the official use by the foreign diplomatic and equated to them representative offices or for personal use by the diplomatic or administrative and technical employees of these representative offices, including the resident family members, established by the Governmental Regulation of the Russian Federation No.1033 of 30.12.2000, in order to prove the validity of the application of the 0% VAT rate in relation to the services of Rostelecom, rendered to the diplomatic and equated to them representative offices during the reporting period, the Operator must present to Rostelecom:

•      The Register of the Services by the rendering of which the 0% VAT rate was applied (hereinafter – Register), according to Form 5;

The Register is presented in paper form, signed by the Director and Chief Accountant of the Operator, as well as in the electronic form (format DBF DBASE IV).

•      The copies of the letters of the diplomatic and equated to them representative offices listed in the Register, drawn up as indicated above and confirming that the Services of  Rostelecom are intended for the official use by the representative office or their  employees;

•      The copies of the invoices indicated in the Register, in which it must be indicated that the Services of Rostelecom were rendered with the application of the 0% VAT rate, with the mark “for diplomatic use”;

•      The copies of the agreements with the diplomatic and equated to them representative offices listed in the Register, concluded by the Operator on behalf of Rostelecom for the rendering of the Rostelecom Services.

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The indicated documents are presented by the Operator no later than the 14th day of the month following the reporting month.

3. Procedure of application of the concessional taxation regime (subparagraph 19 of Article 149 of the RF Tax Code) to sales of communication services rendered within the framework of gratuitous aid to the RF in accordance with Federal Law “On Gratuitous Aid to the RF”.

For the purpose of application of the concessional taxation regime the Operator shall provide Rostelecom with:

•      a copy of the contract with the donor of gratuitous aid (assistance) or with receipt of gratuitous aid (assistance) to RF in accordance with the Federal Law “On Gratuitous Aid”;

•      a certificate (a notarized copy of a certificate) issued in accordance with the established procedure and evidencing that the rendered services supplied are humanitarian or technical aid.

•      the bank’s statement evidencing actual receipt of the revenue from the gratuitous aid (assistance) sold to the donor or in respect of the receiver of the gratuitous aid (assistance).

OAO Rostelecom:	Operator:

General Director OAO Rostelecom	General Director OJSC VolgaTelecom

D.Ye. Yerokhin	S.V. Omelchenko
Dated 200	Dated 200
Seal here	Seal here

Form 1

The Report for the formation of the sales log

** - the indication 01 is used only for the registration in the sales log of the invoices for the prepayments received on account of the rendering of the services.  By the registration of the invoices for the services, the payment for which was performed as prepayment, the indication 02 is used.

*** - the indication is used for the registration in the sales log of both the invoices for the services liable to taxation at the 0% VAT rate, and the invoices for the prepayments received on account of the rendering of the services liable to taxation at the 0% VAT rate.

Form number	Unique identifier of the recipient of the bill	Details of the seller’s invoice		Name of the Buyer	TIN of the Buyer	KPP of the Buyer	Date of payment of the seller’s invoice (by receipt of prepayment or by rendering of services on account of the earlier received prepayments) (DD.MM.YYYY)	Sales total, including VAT
		Number	Date (DD.MM.YY YY)
		1a	1b	2	3	3a	3b	4
		X	X	Total	X	X	X
		***	***	***	***	***	***	***
		***	***	***	***	***	***	***

Including
Sales liable to taxation at the rate of
18 per cent (5)		10 per cent (6)			20 per cent (8)
Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	0 per cent (roubles, kopecks)	Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	Purchases exempt from taxation (roubles, kopecks)
5a	5b	6a*	6b*	7	8a*	8b*	9*

***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

Invoice indication (prepayment invoice- 01/ service payment invoice-02)	Indication of services liable to taxation at the rate of 0% VAT (1)	Number of the payment- accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).	Legal address of the client (parent organization)
10**	11***	12	13
X	X	X	X
***	***	***	***
***	***	***	***

* - the columns are not filled.

Director	(Full name)
Chief accountant	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 41
2.	Period_d	C (7)	Reporting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)

The unique identifier of the recipient of the bill. The identifier is formed by the Operator on the basis of the unique information in ACP (for instance, branch number, identifier of user, personal account number). The identifier must coincide with the identifier used by the transfer to the OAO Rostelecom of the user data, be unique within the borders of the whole company of the Operator, and must remain unchanged during the whole financial history of the user.

5.	Sel_f_num	C (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cust_name	C (180)	Client name
8.	Cust_inn	N (12)	TIN of the client
9.	Cust_kpp	N (9)	KPP of the client
10.	Pr_brutto	N (20.4)	Sales total, including VAT
11.	Pr_net_18	N (20.4)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
12.	Nds_18	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
13.	Pr_net_10	N (20.4)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
14.	Nds_10	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
15.	Pr_net_0	N (20.4)	Including, the sales liable to taxation at the rate of 0%
16.	Pr_net_20	N (20.4)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
17.	Nds_20	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
18.	No_nds	N (20.4)	Sales exempt from taxation (roubles, kopecks)
19.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
20.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT (1)
21.	Cust_adr	C(200)	Legal address of the client (parent organization)
22.	Cust_Pay_d	D	Date of liquidation of seller’s invoice
23.	Cust_Pay_n	C(21)	Number of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).

Form 2

Register of the Services of Rostelecom and the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoices, registered in the sales log for

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Address of individual	TIN of the client- individual	Invoice number	Cost of services (including VAT, roubles, kopecks)	Amount of VAT in service cost (roubles, kopecks)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
	1		2	3	4	5	6	7	8*
	X		Total	X	X	X	X
	**		***	***	***	***	***	***	***
	**		***	***	***	***	***	***	***

Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services on account of the earlier received prepayments)
Number	Date (DD.MM.YYYY)
9	10
X	X
***	***
***	***

- the indication 01 is used only for the prepayments received on account of the rendering of the services.  By the registration of the invoices for the services, the payment for which was performed as prepayment, the designation 02 is used.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 42
2.	Period_d	C (7)	Reporting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	C (80)	Name of User
6.	Cust_adr	C(200)	Address of individual
7.	Cust_inn	N (12)	TIN of the client
8.	Sel_f_num	C (21)	Invoice number
9.	Pr_brutto	N (20.4)	Cost of services (including VAT, roubles, kopecks)
10.	Nds	N (20.4)	Amount of VAT in service cost (roubles, kopecks)
11.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
12.	Cust_Pay_n	C (21)	Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Number
13.	Cust_Pay_d	D	Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Date (DD.MM.YYYY)

Form 3

The Report for the formation of the purchase log

Form number	No.	Unique identifier of the recipient of the bill	Details of the seller’s invoice		Date of liquidation of seller’s invoice (DD.MM.Y YYY)	Date of registration of goods (works, service (DD.MM.YYYY)	Seller’s name	TIN of the seller	KPP of the seller	Country of origin of the goods CUSTOMS DECLARATION number	Purchase total, including VAT (roubles, kopecks)
			Number	Date (DD.MM.YYYY)
	1		2a	25	3**	4***	5	5a****	5b****	6*	7
X
Total
				X	X	X	X	X	X	X
***
***
				***	***	***	***	***	***	***	***
	***		***	***	***	***	***	***	***	***	***

Including								Indication of services liable to taxation at the rate of 0% VAT
purchases liable to taxation at the rate of							Purchases exempt from taxation (roubles, kopecks)
18 per cent (8)		10 per cent (9)		0 per cent (roubles, kopecks)	20 per cent * (11)
Cost of purchases without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)		Cost of purchases without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)
8a	8b	9a*	9b*	10*	11a*	11b*	12*	13
							X	X
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***

Director                                                                                                                                                                                               (Full name)

Chief accountant                                                                                                                                                                               (Full name)

* - the columns are not filled.

** - the date of prepayment receipt.

*** - the last date of the service month.

**** - User’s details.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 43
2.	Period_d	C (7)	Reporting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	Sel_f_num	C (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cust_Pay_d	D	Date of liquidation of the seller’s invoice (DD.MM.YYYY)
8.	Accept_dat	D	Date of registration of the receipt of goods (works, services) (DD.MM.YYYY)
9.	Sel_name	C (120)	Name of the seller
10.	Sel_inn	N (12)	TIN of the seller
11.	Sel_kpp	N (9)	KPP of the seller
12.	Customs	C (50)	Country of origin of the goods. Customs Declaration number

Field name	Name	Type, size	Description
Declaration_num
13.	Pr_brutto	N (20.4)	Purchase total, including VAT (roubles, kopecks)
14.	Pr_net_18	N (20.4)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 18% (8)
15.	Nds_18	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 18% (8)
16.	Pr_net_10	N (20.4)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
17.	Nds_10	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
18.	Pr_net_0	N (20.4)	Including, purchases liable to taxation at the rate of 0 per cent
19.	Pr_net_20	N (20.4)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
20.	Nds_20	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
21.	No_nds	N (20.4)	Purchases exempt from taxation (roubles, kopecks)
22.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT -1, at other rates - 2

Form 4

Register of the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoice, registered in the purchase log for

					Cost of	Amount of
					services	VAT in	Details of the payment
		Unique			(including	service	order
		identifier of the			VAT,	cost		Date (DD.
Form	Ref.	recipient of the		Invoice	roubles,	(roubles,		MM.YYY
number	No.	bill	Name of User	number	kopecks)	kopecks)	Number	Y)
	1		2	3*	4	5	6	7
	X		Total	X			X	X
	***		***	***	***	***	***	***
	***		***	***	***	***	***	***

* - invoice number assigned upon receipt of the prepayment

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 44
2.	Period_d	C (7)	Reporting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	C (80)	Name of User
6.	Sel_f_num	C (21)	Invoice number
7.	Pr_brutto	N (20.4)	Cost of services (including VAT, roubles, kopecks)
8.	NDC	N (20.4)	Amount of VAT in service cost (roubles, kopecks)
9.	Cust_Pay_n	C(25)	Details of the payment order Number
10.	Cust_Pay_d	D	Details of the payment order Date (DD.MM.YYYY)

Form 5

Register of the Services which were rendered at 0% VAT for

Form	Name of representative	Cost of	Details of the invoice
number	offices	services	Number	Date
	1	2	3	4
	Total	X	X
	***	***	***	***
	***	***	***	***

Details of the letter of confirmation		Details of the agreement with the User
Number	Date	Number	Date
6	7	8	9
X	X	X	X
***	***	***	***
***	***	***	***

Director	(Full name)
Chief accountant	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 44
2.	Period_d	C (7)	Reporting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Prs_n	C(100)	Name of representative offices
5.	Embassy_n	N (20.4)	Cost of services
6.	Sel_f_num	C(21)	Details of the invoice Number
7.	Sel_f_date	D	Details of the invoice Date
8.	Lettr_num	C(21)	Details of the letter of confirmation Number
9.	Lettr_date	D	Details of the letter of confirmation Date
10.	Contract_n	C(25)	Details of the agreement with the users Number
11.	Contract_d	D	Details of the agreement with the users Date

Note to drawing up of Forms:

The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FF UU.DBF,

where

•                  XXXX- four-digit sign-digit operator number assigned by Rostelecom

•                  ZZZZZZ – reporting period in the form YYYYMM

•                  FF – conventional number of the form of the Operator’s report. Can acquire the values: 41,42,43,44,45

•                  UU – ordinal number of the number. The ordinal number of the document sent by the telecommunications Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the terms determined by the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

»

8.                             – Appendix 5 of the Agreement shall be amended as follows:

Appendix No. 5

to Contract No.1096-05(748-05-23)

dated December 27, 2005

Acceptance Act for Services Rendered

Under Contract No.               dt.

for                    month

This Act is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                         authorized to act by Power of attorney No.

                                     dt.                      on the one part, and                                                                                                                                                             ,                hereinafter referred to as “Operator” represented by                                                                  ,                                                                            acting on the ground of                                                                               , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

Ref. No.	Service Description	Basis for the calculation of the service cost		Service Tariff,		Including VAT,
		Title	Value	roubles/pcs	Service Cost inc. VAT,	roubles
1	2	3	4	5	6roubles	7
1	Collection of payments from the Subscribers
2	The provision of services for the call of the subscriber processing when providing the access to ld/intern. telecommunication services through the delay and immediate systems of servicing
3	Billing processing of telecommunications
4	Claiming activity
5	Forming, printing, storing, making account copies
6	Forming, printing, storing, making copies of invoices, acceptance certificates, signing up the acts of

Ref.		Basis for the calculation of the service cost		Service Tariff,	Service Cost inc. VAT,	Including VAT,
No.	Service Description	Title	Value	roubles/pcs	roubles	roubles
1	2	3	4	5	6	7
reconciliation the payments with clients
7	Preparation of the reporting forms
8	Delivery of the documents
9	Information and helpline Users service
Total

The rendered services cost aggregated                  , including VAT               .

The services were presented properly and according to Agreement terms.

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OJSC VolgaTelecom

D.Ye. Yerokhin	S.V. Omelchenko
200	200
Seal here	Seal here

Appendix 7 of the Agreement shall be amended as follows:

Appendix No. 7 (version 2)

to Contract No. 1096-05 (748-05-23)

dated December 27, 2005

PARTIES MUTUAL SETTLEMENT PROCEDURE

1. The monetary obligations of the Operator to Rostelecom (para. 4.1.1 of the Agreement).

1.1. No later than the 25th day of the Billing period the Operator must transfer to Rostelecom one hundred per cent (100%) of the Earned revenue for the month previous to the Billing period for the Telecommunication Services rendered during all periods previous to the Billing period, in accordance with the Operator’s Report.

1.2. Irrespective of any provision of para. 1.1 of this Appendix 7 contrary to the understated, before the 25th day of the Billing period the Operator shall effect payment to Rostelecom, irrespective of the amount of payment received in the month previous to the Billing period, no less than the Minimal payment in the amount of 27 % of the Accrued income for the Services rendered during the month previous to the Billing period (para. 4.1.1 of the Agreement).

1.3. Rostelecom presents to the Operator the invoice for the payment of the Revenue earned, for the amount determined with the consideration of paras 1.1 and 1.2. hereof, before the 20th day of the Billing period.

2. The monetary obligations of Rostelecom to the Operator (para. 4.1.2. of the Agreement).

2.1. 2.1.Rostelecom is obliged to pay to the Operator the consideration for the services rendered by the Operator to Rostelecom in accordance with para. 2.2 and the remuneration for the fulfillment by the Operator of the commission specified in para. 2.1. of Section 2 of this Agreement, within the terms and in the amount stated below. The total sum of the monetary obligations of Rostelecom for the services rendered to Rostelecom by the Operator in accordance with para. 2.2 and the remuneration for the commission performed by the Operator, specified in para. 2.1. of Section 2 of the Agreement, in every corresponding period is calculated on the basis of the Acceptance Acts signed by the Parties for the corresponding periods.

2.2. Within the term before the 25th day of the Billing period Rostelecom is obliged to transfer to the Operator the payment in the amount Y, which equals the sum of the payments not transferred by Rostelecom by the above indicated date of payment for the services under the Agreement rendered Rostelecom by the Operator during all the periods previous to the corresponding Billing period, the cost of which has been estimated in accordance with Appendix 2 to the Agreement. At that, the maximum amount of payment Y, due to transfer in every Billing period equals M, the value calculated for every Billing period by the following formula:

M = Aearned – Amin    where

M – is the maximum value of payment Y due to payment to the Operator by Rostelecom  in the corresponding Billing period.

A received  – is the Revenue earned in the month previous to the Billing period, in accordance with the Operator’s Report, for the Telecommunication Services rendered by Rostelecom to the Users during all periods previous to the Billing period.

A min. – is the amount of the Minimum payment, in accordance with para. 1.2. hereof.

The calculated payment Y is offset for the Operator against the payments for the services rendered by the Operator to Rostelecom under this Agreement for all periods of its validity, in the part in which these services are not paid for by the moment of the calculation of the payment.  The Parties agree that in the first place the payments account for the services rendered during the earlier periods.

2.3. Rostelecom effects payment to the Operator, in accordance with para. 2.2. hereof, until the amount of all payments transferred by Rostelecom in accordance with this para. 2 equals the total cost of the services rendered by the Operator to Rostelecom under this Agreement.

2.4. The Operator bills Rostelecom for the payments specified in para. 2.2. hereof, in amounts calculated in accordance with the specified paragraph, before the  20th day of the month in which the corresponding payment is due to be made.

3. In order to terminate (full or partial) their obligations specified in Clauses 1 and 2 of this Appendix and Rostelecom’s obligations to the Operator arising from the Contract on connection of telecommunication networks

No. 05-21/0155 dated October 24, 2003  (“Contract on Connection” hereinafter) the Parties agree to perform monthly counterclaims offset by execution of Offset Acts in due dates set for fulfillment of such obligations by the Parties in accordance with this Contract and the Contract on Connection.”

OAO Rostelecom

OJSC VolgaTelecom

General Director

General Director

OAO Rostelecom

OJSC VolgaTelecom

D.Ye. Yerokhin	S.V. Omelchenko
200	200
Seal here	Seal here

»

9.                             Appendix 8 shall be amended in version 2:

Appendix No. 8 (version 2)

to Contract No. 1096-05  (748-05-23)

dated December 27, 2005

Procedure for Checking Operator for the Correct Performance of the
Agreement Terms

1.                           The Appendix determines the list of measures, which should be taken by the Parties (Rostelecom and Operator) for the control of completeness and fidelity of the Operator’s Reports on the volume and accrual proceeds for the provided telecommunications.

2.                           The Appendix determines the methods of checking Operator’s Reports on the volume and accrual proceeds for the provided telecommunications.

3.                           The realization of the control may be initiated during the period of validity of the current Agreement.

4.                           The reasons for the beginning of implementation the control measures are:

•                  discrepancies of the total cost and volume data parameters of the Rostelecom and Operator’s reports, exceeding 3% relatively to the indices of the Rostelecom,

•                  complaints from the Users side.

5.                           The following actions can be performed in the control:

•                  reconciliation of the Operator’s Reports and Rostelecom data;

•                  detailed reconciliation the Parties data;

•                  comprehensive technical study;

•                  the checking of the fidelity of VAT rates adaptation;

•                  the checking of the fidelity of adaptation the tariffs for telecommunications provided by Rostelecom upon the issue of the bills;

•                  clarification of the reasons of origin (increasing/decreasing) notes payable by the Users and so on.

6.                           Revise of the Operator’s Reports and Rostelecom data.

6.1.                  The basis for reconciliation of the Operator’s Reports and Rostelecom data is the discrepancy in cost and volume parameters in Operator’s Reports and Rostelecom data.

6.2.                  Rostelecom forms and directs to the Operator a comparative analysis of the Operator’s Reports (tables 1.1-1.6 Appendix 3 to the Agreement) and Rostelecom data table 1 format (Excel format) of this Appendix, marking out directions (no more than 5), on which the discrepancies are the largest.

6.3.                  Operator during 5 business days realizes counter-analysis of the Rostelecom report in order to using the terms of  telecommunications:

•                  minimal  non-tariff limit of the calls,

•                  type of the calls number round-off,

•                  tariffs.

6.4.                  If Operator revealed the mistake on the stage, stated in par. 6.3 of this Appendix, and its correction removed the discrepancies, then the Parties co-ordinate the term of the mistake removal, the correction of the original documents (Operator’s Reports, User bills and so on) and state the date of re-calculation.

6.5.                  If the mistake was not found or its correction didn’t remove the discrepancies, then the Parties fix such discrepancies in revise act.

7.                           Detailed reconciliation

7.1.                  The ground for the detailed reconciliation are discrepancies fixed in the revise act on the stage of revise the Operator’s Reports and Rostelecom data.

7.2.                  The Parties adjust with the operation factors of the detailed reconciliation:

•                  time factors (month, week, day, hour and so on),

•                  ancillary parameters (switchboards, trunks, numbering capacity),

•                  directions of the detailed reconciliation (codes ABC/DEF),

•                  size of the detailed reconciliation,

•                  data exchange type.

The format sample for accordance of measured service data for a detailed revise, indicated in Table 2 of the Appendix, can be changed depending on technical abilities of the Parties.

7.3.                  Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, send to the address of Operator not later than after 7 working days from matching of the operation factors, indicated in para. 7.2 of the Appendix.

7.4.                  The parties conduct analysis of the results of the detailed reconciliation.

If Operator revealed the mistake on the stage, stated in para. 7.3 of the Appendix, and it’s correction removed the discrepancies, then the Parties co-ordinate the term of the mistake removal, the correction of the primary documents (Operator’s Reports, User bills and so on) and state the date of re-calculation.

7.5.                  If the mistake was not found or it’s correction didn’t remove the discrepancies, then the Parties fix such discrepancies in revise statement not later than 3 working days after results of the detailed revision will be ready. The Parties will co-ordinate the next steps:

•                  Another addition, ancillary parameters of the revise are selected (repeated execution of the stage of the detailed reconciliation),

•                  comprehensive technical study should be performed.

8.                           Comprehensive technical study.

8.1.                  The reason for the realization of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.

8.2.                  In the context of the comprehensive technical study it can be realized by the associated Parties:

•                  verification of capacity for work of communication channels;

•                  verification of the recording completeness  of the tariff files;

•                  verification of recording conditions of the tariff files;

•                  registration of the probing calls;

•                  verification of the routing Regulations;

•                  verification of the software, used in the system of collection and processing of tariff information and so on;

•                  using indirect methods of research.

8.3.                  After getting the results the report is developed and agreed by the Parties, the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated inside this report. According to the conclusions of the comprehensive technical study report, the decision is taken about the date of re-calculation and necessity of adjustment of the bills, presented to the Users.

Table 1. Dedicated reconciliation form

Period	Zone ABC of Operator	User category	Tariff category	Direction	Direction code	Rostelecom data			Operator data			Discrepancies
						min	tariff	total	min	tariff	total	% (min)	% (roubles)

Table 2. Format of call service data

Data should be presented in electronic file using format dbf or xls

Tel_A*	Tel_B*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

* fill-in spaces are marked

Field Tel_A*: Number of the subscriber A phone

Field Tel_B*: Number of the subscriber B phone

Field Mn_I*: Mnemonics of incoming group of channels

Field Mn_O*: Mnemonics of outgoing group of channels

Field Date*: Date of the call beginning (DDMMYY)

Field Time*: Time of the call beginning (HHMMSS)

Field D_sec*: Call duration (in seconds)

OAO Rostelecom	OJSC VolgaTelecom

General Director

General Director

OAO Rostelecom

OJSC VolgaTelecom

D.Ye. Yerokhin	S.V. Omelchenko
200	200
Seal here	Seal here

»

10.                       This Agreement is an integral part of the Contract.

11.                       All terms used in this Agreement have a meaning, fixed for them in the Contract.

12.                       All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

13.                       The agreement is issued in the Russian language in two original counterparts, one for  each Party.

14.                       The Agreement shall become effective as of its signature and shall take effect as from the commencement of the Contract.

15.                       Details and Signatures of the Parties

OAO Rostelecom:	OJSC VolgaTelecom

Legal address:	Legal address:
5, Delegatskaya st.,
Moscow, 127091
General Director
General Director
S.V. Omelchenko
D.Ye. Yerokhin	Dt. 2006
Dt. 2006	Seal here
Seal here